Exhibit 3

                              SETTLEMENT AGREEMENT

          This SETTLEMENT AGREEMENT (this "Agreement") is made and entered into as of August 17, 2006, by and among Celebrate Express, Inc. (the "Company"), on the one hand, and Spencer Capital Management, LLC, Spencer Capital Opportunity Fund, L.P., Spencer Capital Partners, LLC, Spencer Capital Offshore Opportunity Fund, Ltd., Spencer Capital Offshore Partners, LLC, Kenneth H. Shubin Stein, MD, CFA, Thesis Capital Management, LLC, Thesis Capital, LP, Thesis Capital Master Fund Limited and Stephen Roseman, CFA (collectively, the "Shareholder Group"), on the other hand.

                                    RECITALS

          WHEREAS, the Shareholder Group beneficially owns in the aggregate 1,495,396 shares of common stock of the Company, constituting approximately 19.2% of such shares outstanding, and has initiated a proxy solicitation (the "Proxy Solicitation") to elect three individuals to the Company's Board of Directors (the "Board") at the 2006 annual meeting of shareholders of the Company; and

          WHEREAS, the Company has engaged Cowen and Company, LLC ("Cowen") to assist the Board in exploring strategic alternatives for the Company; and

          WHEREAS, the Board has determined that it is in the best interests of the shareholders of the Company to provide representation on the Board to the Shareholder Group; and

          WHEREAS, the Company and the Shareholder Group desire, in connection with the termination of the Proxy Solicitation, to make certain representations, warranties, covenants and agreements with one another pursuant to this Agreement;

          NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article I.

                                BASIC AGREEMENTS

     Section 1.1. Termination of the Proxy Solicitation.

          Based on the representations, warranties, covenants and agreements of the Company contained in this Agreement, the Shareholder Group hereby (i) immediately and irrevocably withdraws its nomination of Kenneth H. Shubin Stein, Stephen Roseman and Matthew C. Diamond and immediately and irrevocably withdraws and terminates the Proxy Solicitation, (ii) irrevocably withdraws its demand for a shareholder list and other materials pursuant to Section 23B.16.020 of the Washington Business Corporation Act or otherwise; (iii)


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agrees not to, directly or indirectly, initiate, propose, make, encourage or induce any person, or in any way participate in any solicitation with respect to any shareholder proposals for the 2006 Annual Meeting whether made pursuant the rules and regulations promulgated under the Securities Exchange Act of 1934 or otherwise, and (iv) agrees not to make any public objection to the election of the Slate at the 2006 Annual Meeting, any public statement inconsistent with the provisions of this Agreement, or otherwise take or cause or induce others to take any action inconsistent with any of the foregoing.

     Section 1.2. Board Actions.

          The Company represents and warrants to the Shareholder Group that the Board has taken the following actions, and covenants and agrees as follows:

     (a) The Board has adopted a resolution increasing the authorized number of directors of the Company to eight directors, effective at or prior to the execution and delivery of this Agreement, and reducing the authorized number of directors of the Company to seven directors, effective upon the conclusion of the 2006 Annual Meeting. The Board agrees not to rescind or amend such resolution prior to the 2006 Annual Meeting.

     (b) The Board has elected Dr. Kenneth H. Shubin Stein and Stephen Roseman as directors to fill the two vacancies on the Board, which election is effective as of the execution and delivery of this Agreement and at which time the following will be the eight members of the Board: Keith L. Crandell, Estelle DeMuesy, Kevin A. Green, Donald R. Hughes, Jean Reynolds, Stephen Roseman, Dr. Kenneth Shubin Stein and Ronald A. Weinstein.

     Section 1.3. 2006 Annual Meeting. At the 2006 Annual Meeting (or any other meeting of shareholders held in lieu thereof, including any adjournments, postponements, reschedulings or continuations thereof, the "2006 Annual Meeting"), the Company shall nominate four persons for election to the Board, and such slate shall consist of Estelle DeMuesy, Kevin A. Green, Dr. Kenneth H. Shubin Stein and Stephen Roseman (the "Slate"). Dr. Shubin Stein and Mr. Roseman shall be nominated as Class II and I directors, with terms to end in 2008 and 2009, respectively. The Company shall prepare and distribute proxy materials (the "Company Proxy Materials") (as well as any other solicitation or recommendation made by the Company) that shall recommend, support and solicit the election of the Slate to the Board and such material shall otherwise be prepared in accordance with and to give effect to the terms of this Agreement. If the Slate is elected at the 2006 Annual Meeting, the following will be (absent death, removal or resignation) the seven directors of the Company immediately following the 2006 Annual Meeting: Keith L. Crandell, Estelle DeMuesy, Kevin A. Green, Donald R. Hughes, Jean Reynolds, Stephen Roseman and Dr. Kenneth Shubin Stein.

     Section 1.4. Strategic Alternatives Process. The Company represents and warrants to the Shareholder Group that it has previously provided to the Shareholder Group a true and correct copy of the engagement letter between Cowen and the Company (including as the same may be amended, the "Engagement Letter"), and that the Engagement Letter is, as of the date of this Agreement, in full force and effect. The Company covenants and agrees that Dr. Shubin Stein and Mr. Roseman, in their capacities as directors of the Company, shall have the right to have direct access to Cowen, as it performs its engagement pursuant to the Engagement Letter.


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Such access shall be at such times as Dr. Shubin Stein or Mr. Roseman, on the one hand, and Cowen, on the other hand, shall deem reasonable and mutually convenient. Dr. Shubin Stein and Mr. Roseman agree to report to Kevin A. Green, Chief Executive Officer of the Company, on any conversation either of them holds with Cowen with respect to Cowen's engagement pursuant to the Engagement Letter, except for conversations for which Mr. Green or a quorum of the Board is present and except for ministerial or insignificant conversations.

     Section 1.5. Voting Agreement. Each member of the Shareholder Group agrees to vote all shares of common stock of the Company as to which it has voting rights as of the record date for the 2006 Annual Meeting in favor or the Slate.

                                   Article II.

                            MISCELLANEOUS PROVISIONS

     Section 2.1. Representations and Warranties. Each of the parties hereto represents and warrants to the other party that:

          (i) such party has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

          (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby;

          (iii) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with their respective terms; and

          (iv) this Agreement will not result in a violation of any terms or provisions of any agreement to which such person is a party or by which such party may otherwise be bound, or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

     Section 2.2. General.

     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.

     (b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemplated arrangements and understandings with respect thereto.

     (c) This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.


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     (d) All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the party to be notified at the respective addresses set forth below, or at such other addresses which may hereinafter be designated in writing:

          If to the Company:

          Celebrate Express, Inc.
          11220 120th Ave. NE
          Kirkland, WA 98033
          Attention: Darin White
          Fax No.: (425) 828-6252

          with a copy to:

          Heller Ehrman LLP
          701 Fifth Avenue
          Suite 6100
          Seattle, WA 98104
          Attention: Jeffry Shelby
          Fax No.: (206) 447-0849

          If to the Shareholder Group:

          Spencer Capital Management, LLC
          1995 Broadway, Suite 1801
          New York, NY 10023
          Attention: Kenneth H. Shubin Stein, MD, CFA
          Fax No.: (646) 349-9642

          with a copy to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, New York 10019
          Attention: Michael A. Schwartz
          Fax No.: (212) 728-9267

     (e) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein, without giving effect to the principles of conflicts of law thereof.

     (f) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.


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     (g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  [Remainder of page intentionally left blank.]


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first written above.



                                   CELEBRATE EXPRESS, INC.




                                   By: /s/ Kevin A. Green
                                       -----------------------------------------
                                   Name:   Kevin A. Green
                                   Title:  President and Chief Executive Officer



                                   SPENCER CAPITAL MANAGEMENT, LLC




                                   By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                       -----------------------------------------
                                       Name:   Kenneth H. Shubin Stein, MD, CFA
                                       Title:  Authorized Signatory




                                   SPENCER CAPITAL OPPORTUNITY FUND, LP

                                   By: Spencer Capital Partners, LLC,
                                       Its General Partner




                                   By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                       -----------------------------------------
                                       Name:   Kenneth H. Shubin Stein, MD, CFA
                                       Title:  Managing Member



                    [SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

                                   SPENCER CAPITAL PARTNERS, LLC




                                   By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                       -----------------------------------------
                                       Name:   Kenneth H. Shubin Stein, MD, CFA
                                       Title:  Managing Member



                                   SPENCER CAPITAL OFFSHORE OPPORTUNITY FUND,
                                   LTD.

                                   By: Spencer Capital Offshore Partners, LLC,
                                       Its Investment Adviser




                                   By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                       -----------------------------------------
                                       Name:   Kenneth H. Shubin Stein, MD, CFA
                                       Title:  Managing Member



                                   SPENCER CAPITAL OFFSHORE PARTNERS, LLC




                                   By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                       -----------------------------------------
                                       Name:   Kenneth H. Shubin Stein, MD, CFA
                                       Title:  Managing Member




                                   By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                       -----------------------------------------
                                       Kenneth H. Shubin Stein, MD, CFA



                    [SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

                                   THESIS CAPITAL MANAGEMENT, LLC




                                   By: /s/ Stephen Roseman, CFA
                                       -----------------------------------------
                                       Name:   Stephen Roseman, CFA
                                       Title:  Manager



                                   THESIS CAPITAL, LP

                                   By: Thesis Capital Advisors, LLC,
                                       Its General Partner




                                   By: /s/ Stephen Roseman, CFA
                                       -----------------------------------------
                                       Name:   Stephen Roseman, CFA
                                       Title:  Manager



                                   THESIS CAPITAL MASTER FUND LIMITED




                                   By: /s/ Stephen Roseman, CFA
                                       -----------------------------------------
                                       Name:   Stephen Roseman, CFA
                                       Title:  Director




                                   By: /s/ Stephen Roseman, CFA
                                       -----------------------------------------
                                       Stephen Roseman, CFA



                    [SIGNATURE PAGE TO SETTLEMENT AGREEMENT]